Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and entered into effective as of July 10, 2009, by and between TX ENERGY SERVICES, LLC, a Delaware limited liability company (“TX Energy”), C.C. FORBES, LLC, a Delaware limited liability company (“C.C. Forbes”), and SUPERIOR TUBING TESTER, LLC, a Delaware limited liability company (“Superior,” together with TX Energy and C.C. Forbes, the “Borrowers,” and individually, a “Borrower”), FORBES ENERGY SERVICES LLC, a Delaware limited liability company, as a Guarantor (the “Company”), FORBES ENERGY CAPITAL INC., a Delaware corporation, as a Guarantor (“Energy Capital”) and FORBES ENERGY SERVICES LTD., a company formed under the laws of Bermuda, as a Guarantor (the “New Parent,” together with Company and Energy Capital, collectively, the “Guarantors”), and CITIBANK, N.A., a national association (“Lender”).

R E C I T A L S:

WHEREAS, Borrowers and Lender entered into a Credit Agreement dated April 10, 2008 (which as the same may have been or may hereafter be amended from time to time is herein called the “Credit Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein); and

WHEREAS, Borrowers and Lender desire to amend the Credit Agreement to amend certain other terms and provisions of the Credit Agreement.

A G R E E M E N T:

1. Amendment to the Credit Agreement. Effective the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby:

(a) Amended to delete the definition of “Material Adverse Change” in Section 1.1 in its entirety and replace it with the following:

“ “Material Adverse Change” means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) the Consolidated financial condition of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries, (b) the Consolidated business, assets, operations, properties or prospects, considered as a whole of Parent or any New Parent, whichever is then the ultimate parent company, (c) Borrowers’ and the Guarantors’ ability, taken as a whole, to timely pay the Obligations, or (d) the enforceability of the material terms of any material Loan Documents against the Restricted Persons. For the avoidance of doubt, a Material Adverse Change shall not include any non-cash charge or loss from the impairment write-downs or write-offs of non-current assets required to be made in accordance with GAAP or any non-cash item classified as an extraordinary, unusual or nonrecurring gain, loss or charge, including any non-cash deferred tax expense related to the effect of recognizing deferred tax items upon a change in tax status.”

(b) Amended to add the following sentence to the end of Section 1.3:

“Whenever the context may require, the term “Borrower” used in the singular form shall be deemed to include within its use the plural form.”

(c) Amended to delete Section 6.2(a) in its entirety and replace it with the following:

“Within the time periods specified in the SEC’s rules and regulations, including extensions thereto, for the related Report on Form 10-K, but in no event later than 90 days after the end of each Fiscal Year, complete Consolidated financial statements of Parent or New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers or other independent certified public accounting firm of recognized standing selected by Borrower and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, concurrent with the delivery of such financial statements, Parent or New Parent, whichever is then the ultimate parent company, will furnish an opinion by such accountants independently assessing Parent’s or New Parent’s, whichever is then the ultimate parent company, internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of the Sarbanes-Oxley Act of 2002 expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which Lender does not object; provided however, for the Fiscal Year ending 2008 the material weaknesses set forth on Section 6.2 of the Disclosure Schedule shall be permitted. Within 10 business days after the delivery of the financial statements required above, Parent or any New Parent, whichever is then the ultimate parent company, will furnish or cause to be furnished company prepared consolidating financial statements containing a consolidating balance sheet as of the end of such Fiscal Year and consolidating statements of earnings and of changes in owner’s equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.”

(d) Amended to delete Section 6.2(b) in its entirety and replace it with the following:

“As soon as available after the end of each Fiscal Quarter, and in any event within the time periods specified in the SEC’s rules and regulations, including extensions thereto, for the related Report on Form 10-Q or 10-K, as applicable, but in no event later than 45 days after the end of each Fiscal Quarter, Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning on the first day of the then current Fiscal Year to the end of such Fiscal Quarter of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes. In addition, Parent will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D (herein called the “Compliance Certificate”) signed by a Responsible Officer of Borrower and Parent or any New Parent, whichever is then the ultimate parent company, stating that such financial statements are accurate and complete in all material respects (subject to normal year-end adjustments and the absence of footnotes), stating that he/she has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 8.2 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default. Within 10 business days after the delivery of the financial statements required above, Parent or any New Parent, whichever is then the ultimate parent company, will furnish or cause to be furnished company prepared consolidating balance sheet as of the end of such Fiscal Quarter and consolidating statements of earnings for such Fiscal Quarter and for the period beginning on the first day of the then current Fiscal Year to the end of such Fiscal Quarter of Parent or any New Parent, whichever is then the ultimate parent company, and its Consolidated Subsidiaries, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes.”

(e) Amended to delete Section 7.5(d) in its entirety and replace it with the following:

“(d) Dispositions of equipment so long as (i) at least seventy-five percent (75%) of the purchase price for such asset shall be paid solely in cash or Cash Equivalents, (ii) no Default or Event of Default shall exist prior to or after giving effect to such sale, and (iii) within 365 days of receipt of such net cash proceeds the net cash proceeds of such sale shall have been applied (1) to prepay the Obligations and other Indebtedness under any credit facility permitted under Section 7.1, and if the Indebtedness repaid is revolving credit Indebtedness, such Restricted Person will be required to correspondingly reduce commitments with respect thereto, (2) to acquire (including by merger or consolidation) all or substantially all of the assets of, or Equity Interests of, another Permitted Business, provided, after giving effect to any such acquisition of Equity Interests, the Permitted Business becomes a Guarantor, (3) to make Capital Expenditures, or (4) to acquire other assets that are not classified as current assets under GAAP and are used or useful in a Permitted Business; provided,, that any trade in or exchange of assets shall not be deemed to violate this Section 7.5(d). For purposes of this Section 7.5, each of the following will be deemed to be cash: (A) any liabilities, as shown on such Parent’s or the New Parent’s most recent combined or consolidated balance sheet, of such New Parent, the Parent or any of the other Restricted Persons (other than contingent liabilities) that are assumed by the transferee of any such equipment pursuant to a customary novation agreement that releases such New Parent, the Parent or such other Restricted Person, as the case may be, from further liability; (B) any securities, notes or other obligations received by such New Parent, the Parent or any other Restricted Person from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by such New Parent, the Parent or such other Restricted Person, as the case may be, into cash, to the extent of the cash received in that conversion; (C) any assets or capital stock received by the New Parent, the Parent or other applicable Restricted Person as a result of a transaction whereby such New Parent, the Parent or such other Restricted Person receives all or substantially all of the assets of, or capital stock of a Permitted Business, if, after giving effect to such acquisition of capital stock, the Permitted Business is or becomes a Restricted Person; and (D) assets that are not classified as current assets under GAAP that are used or useful in a Permitted Business.”

(f) Amended to delete the definition of “Consolidated Net Income” in Section 8.1. in its entirety and replace it with the following:

“ “Consolidated Net Income” means, for any period, the net earnings (or loss) after Taxes of Parent and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that in calculating Consolidated Net Income the following shall not be included: non-cash stock-based compensation, any non-cash charge or loss from the impairment write-downs or write-offs of non-current assets required to be made in accordance with GAAP or any non-cash item classified as an extraordinary, unusual or nonrecurring gain, loss or charge, including any non-cash deferred tax expense related to the effect of recognizing deferred tax items upon a change in tax status.”

2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, Lender shall have received counterparts of this Amendment executed by Borrowers and Section 1 hereof shall become effective when, and only when, Lender shall have additionally received any and all other documentation as Lender may reasonably require. Lender will notify Borrowers in writing when such conditions have been met and the agreement has become effective.

3. Representations and Warranties of Borrowers. Borrowers represent and warrant as follows, giving effect to this Amendment:

(a) Borrowers are duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of Borrowers enforceable in accordance with its terms. This Amendment does not violate any provisions of Borrowers’ certificate of formation, limited liability company agreement, regulations, or any contract, agreement, law or regulation to which Borrowers are subject, and does not require the consent or approval of any regulatory authority or governmental body of the United States or any state.

(b) The representations and warranties made by Borrowers in the Credit Agreement are true and correct as of the date of this Amendment.

(c) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

4. Release. Borrowers and Guarantors release, remise, acquit and forever discharge Lender, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the Loan Documents, or any of the transactions associated therewith, or the Collateral, including specifically but not limited to claims of usury and lender liability. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE AND/OR THE STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES.

5. Reference to and Effect on the Loan Documents.

(a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof’, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and the Note(s), and all other instruments securing or guaranteeing Borrowers’ obligations to Lender (collectively, the “Loan Documents”) shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Loan Documents and all collateral described therein do and shall continue to secure the payment of all obligations of Borrowers under the Credit Agreement and the Note(s), as amended hereby, and under the other Loan Documents.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

6. Costs and Expenses. Borrowers agree to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender. In addition, Borrowers shall pay any and all fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

9. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Amendment, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

10. Joinder of Guarantors. Each Guarantor joins in the execution of this Amendment to evidence its consent to the terms hereof, to confirm its continuing obligations under the terms of the Guaranty, and to acknowledge that without such consent and confirmation, Lender would not enter into this Amendment or otherwise consent to the terms hereof. Additionally, each Guarantor represents to Lender that it is duly authorized and empowered to execute, deliver and perform this Amendment, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken. This Amendment, when executed and delivered, will constitute valid and binding obligations of each Guarantor enforceable in accordance with its terms.

11. Final Agreement. THIS WRITTEN AMENDMENT OF CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

BORROWERS:

TX ENERGY SERVICES, LLC

By:	/s/ L. Melvin Coooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

C.C. FORBES, LLC

By:	/s/ L. Melvin Coooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

SUPERIOR TUBING TESTERS, LLC

By:	/s/ L. Melvin Coooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

LENDER:

CITIBANK, N.A.

By:	/s/ Arthur B. Pryde
Name:	Arthur B. Pryde
Title:	Vice President

Guarantors:

FORBES ENERGY SERVICES LLC

By:	/s/ L. Melvin Coooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

FORBES ENERGY CAPITAL INC.

By:	/s/ L. Melvin Coooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

FORBES ENERGY SERVICES LTD.

By:	/s/ L. Melvin Coooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

FORBES ENERGY INTERNATIONAL, LLC

By:	/s/ L. Melvin Coooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer